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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      for
                           Tender of all Outstanding
                       8 3/4% Senior Subordinated Notes
                              Due 2008, Series A
                              in Exchange for New
              8 3/4% Senior Subordinated Notes Due 2008, Series B
                                      of
                           GRAHAM PACKAGING COMPANY
                                      and
                              GPC CAPITAL CORP. I

         This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Graham Packaging Company and GPC Capital Corp. I
(the "Company Issuers") to exchange their new 8 3/4% Senior Subordinated Notes
Due 2008, Series B, and the related guarantees, for a like principal amount of their outstanding 8 3/4% Senior Subordinated Notes Due 2008, Series A of the
Company Issuers, and the related guarantees (collectively, the "Old Notes"), made pursuant to the Prospectus (as defined below), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to United States Trust Company of New York (the "Exchange Agent"), as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal.

            United States Trust Company of New York, Exchange Agent

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
         By Overnight Courier:                            By Hand:                        By Registered or Certified
                                                                                                    Mail:
United States Trust Company of New York      United States Trust Company of New York      United States Trust Company of
      770 Broadway, 13th Floor                            111 Broadway                               New York
      New York, New York 10003                            Lower Level                             P.O. Box 844
  Attn: Corporate Trust Services                  Attn: Corporate Trust Services           Attn: Corporate Trust Services
                                                      New York, New York 10006                      Cooper Station
                                                                                          New York, New York 10276-0844
                                                     By Facsimile Transmission
                                                 (For Eligible Institutions Only):               Confirm by Telephone
                                                       (212) 420-6152                               1-800-548-6565



         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


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                                                                               2

Ladies and Gentlemen:

         Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company Issuers the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Senior Subordinated Exchange Offers--Procedures for Tendering Senior Subordinated Old Notes" section of the Prospectus dated __________, 1998 of Graham Packaging Company, GPC Capital Corp. I, Graham Packaging Holdings Company (which has unconditionally guaranteed the Old Notes and the Exchange Notes on a senior subordinated basis) (the "Prospectus"), and the other issuers named therein, receipt of which is hereby acknowledged.

Principal Amount of Old Notes Tendered.*

$
  ------------------------------------

Certificate No(s). (if available):

--------------------------------------

Total Principal Amount Represented by Certificate(s):

--------------------------------------

*Must be in denominations of principal amount of $1,000 and any integral multiple thereof.


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                                                                               3

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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                               PLEASE SIGN HERE

X_______________________________________  ______________________________________

X_______________________________________  ______________________________________
         Signature(s) of Owner(s)
         or Authorized Signatory

Area Code and Telephone Number:__________________________________

    Must be signed by the holder(s) of Old Notes as their name(s) appear on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

if Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

                     Please print name(s) and address(es)

Name(s):
        ------------------------------------------------------------------------

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Capacity:
         -----------------------------------------------------------------------

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Address(es):
            --------------------------------------------------------------------

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Account Number:
               -----------------------------------------------------------------

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                                                                               4

                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby or confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust company, in proper form for transfer, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm _______________________________________________

Address ____________________________________________________

Area Code & Telephone No. __________________________________

Authorized Signature _______________________________________

Name _______________________________________________________
      (Please Type or Print)

Title ______________________________________________________

Date _______________________________________________________

NOTE: DO NOT SEND CERTIFICATES REPRESENTING Old Notes WITH THIS FORM.
      CERTIFICATES REPRESENTING Old Notes SHOULD BE SENT ONLY WITH A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.


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                                                                               5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

         If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

         Payees specifically exempted from backup withholding on ALL payment include the following:

o        A corporation.

o        A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan.

o        The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.

o An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o        A real estate investment trust.

o        A common trust fund operated by a bank under section 584(a).

o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

o An entity registered at all times under the Investment Company Act of 1940.

o        A foreign central bank issue.


  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o        Payments to nonresident aliens subject to withholding under section
         1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o        Payments made by certain foreign organizations.

o        Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

o        Payments of interest on obligations issued by individuals.  Note:
         You may be subject to backup withholding if the interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o        Payments described in section 6049(b)(S) to non-resident aliens.

o        Payments on tax-free covenant bonds under section 1451.

o        Payments made by certain foreign organizations.

o        Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the number whether or not recipients are required to file tax returns. Beginning January 1, 1984, Payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or


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                                                                               6

imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.